UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(707) 687-9093

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 3, 2025, Edgemode, Inc. (the “Company”) entered into a Securities Purchase Agreement dated September 30, 2025 (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company sold the Investor an unsecured original issue discount promissory note in the principal amount of $287,500 (the “Promissory Note”). The Company received net proceeds of $250,000 in consideration of issuance of the Promissory Note and the proceeds from the sale of the Promissory Note shall be used for working capital. Pursuant to the Purchase Agreement, as consideration for the purchase of the Promissory Note, the Company also issued 17,000,000 shares of the Company’s common stock to the Investor (the “Commitment Shares”).

The Promissory Note carries an interest rate of 12%, which was applied to the principal on the issuance date, and is payable on the maturity date of August 31, 2026. The Promissory Note is convertible into common stock of the Company at any time after the 180th daily anniversary of the Promissory Note or at any time following an event of default. The conversion price shall be $0.01 per share (the “Fixed Price”), however, if 6 months after the date of issuance the Company’s common stock trades below $0.01 for more than 5 consecutive trading days, then the Fixed Price shall be lowered to $0.0075 per share. In the event that the Company’s common stock trades below $0.0075 per share for more than 5 consecutive trading days, then the Fixed Price shall be eliminated and the conversion price shall reset to the lowest traded price throughout the period of default and shall be re-adjusted every 21 days that the Promissory Note remains in default.

The Promissory Note provides for standard and customary events of default such as failing to timely make payments under the Promissory Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934 reporting requirements and the failure to maintain a listing on the OTC Markets. The Promissory Note also contains customary covenants. At no time may the Promissory Note be converted into shares of the Company’s common stock if such conversion would result in the Investor, or its affiliates owning an aggregate of more than 9.99% of the then outstanding shares of the Company’s common stock.

The Promissory Note was issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

The description of the Purchase Agreement and the Promissory Note are not complete and are qualified in their entirety by the full text of the Purchase Agreement and the Promissory Note, filed herewith as Exhibits 10.1 and 10.2, which are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement between Edgemode, Inc. and ClearThink Capital Partners, LLC dated September 30, 2025

10.2	Promissory Note issued by Edgemode, Inc. in favor of ClearThink Capital Partners, LLC dated September 30, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: October 9, 2025	By:	/s/ Charlie Faulkner
	Name:	Charlie Faulkner
	Title:	Chief Executive Officer

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